Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530
ken.hastings@paccar.com

FOR IMMEDIATE RELEASE

PACCAR Achieves Very Good Annual Revenues and Net Income

January 27, 2026, Bellevue, Washington – “PACCAR reported very good annual revenues and net income in 2025,” said Preston Feight, chief executive officer. “PACCAR Parts and PACCAR Financial Services delivered record revenue and strong profits. Kenworth, Peterbilt and DAF’s premium quality trucks contributed to the very good results. I am very proud of our employees and dealers who delivered outstanding trucks and transportation solutions to our customers.”

PACCAR achieved quarterly revenues of $6.82 billion in the fourth quarter of 2025, compared to $7.91 billion reported in the same period in 2024. The company earned $556.9 million ($1.06 per diluted share) in the fourth quarter of 2025, compared to $872.0 million ($1.66 per diluted share) earned in the fourth quarter of 2024.

PACCAR earned net income of $2.38 billion ($4.51 per diluted share) in 2025, including the $264.5 million after-tax, non-recurring charge related to civil litigation in Europe. PACCAR achieved adjusted net income (non-GAAP)1 of $2.64 billion ($5.01 per diluted share) in 2025, which was the fourth best in the company’s 120-year history. PACCAR reported 2025 annual revenues of $28.44 billion.

Feight added, “PACCAR’s North American truck factories are optimally located to operate under the Section 232 truck tariff regulations that began in November. PACCAR produces trucks in the United States, Canada and Mexico for the local markets, which minimizes tariff costs.”

John Rich, executive vice president and chief technology officer, commented, “Surveying the emissions regulatory environment, the EPA re-affirmed the EPA27 NOx limit to be 35 milligrams. The EPA’s actions provide clarity to the market and help customers make buying decisions.”

PACCAR Dividends

PACCAR declared cash dividends of $2.72 per share during 2025. This included a $1.40 per share year-end cash dividend paid on January 7, 2026. Mark Pigott, executive chairman, said, “In 2025, PACCAR celebrated 120 years of innovation and industry leadership. PACCAR has generated excellent shareholder returns due to its premium quality vehicles, strong aftermarket parts and financial services businesses, and technology solutions that enhance customers’ operational performance. PACCAR’s shareholders have earned returns that have exceeded the S&P 500 index for the last 20 years.”

_________________

1 See attached supplementary information on non-GAAP financial measures.

Business Highlights – 2025

•
PACCAR earned its 87th consecutive year of net income.
•
PACCAR delivered 144,200 vehicles worldwide.
•
DAF XD and XF Electric trucks each earned the International Truck of the Year 2026 award.
•
The DAF XF truck was honored as Fleet Truck of the Year in the U.K.
•
Kenworth and Peterbilt introduced next generation battery-electric trucks.
•
Kenworth is constructing a 46,000 sq. ft. robotic chassis paint facility in Chillicothe, Ohio.
•
PACCAR built a 50,000 sq. ft. engine remanufacturing facility in Mississippi.
•
PACCAR Parts opened a new Parts Distribution Center in Calgary, Canada.
•
PACCAR earned an “A” rating from CDP (formerly Climate Disclosure Project).
•
Peterbilt was honored to be named a Military Friendly Employer in the United States.
•
PACCAR was recognized as a 2025 Top Company for Women to Work for in Transportation.

Peterbilt 589 Truck

Financial Highlights – Fourth Quarter 2025

Highlights of PACCAR’s financial results during the fourth quarter of 2025 include:

•
Consolidated revenues of $6.82 billion.
•
Net income of $556.9 million.
•
Record PACCAR Parts revenue of $1.74 billion.
•
PACCAR Parts pretax income of $415.0 million.
•
PACCAR Financial Services pretax income of $114.9 million.
•
Cash provided by operations of $1.14 billion.

Financial Highlights – Full Year 2025

Highlights of PACCAR’s financial results during 2025 include:

•
Consolidated revenues of $28.44 billion.
•
Net income of $2.38 billion and adjusted net income of $2.64 billion.
•
After-tax return on revenues of 8.4%.
•
Record PACCAR Parts revenue of $6.87 billion.
•
PACCAR Parts pretax income of $1.67 billion.
•
Financial Services assets of $22.80 billion.
•
Financial Services pretax income of $485.4 million.
•
Cash provided by operations of $4.42 billion.
•
Dividends declared of $1.43 billion.
•
Medium-term note issuances of $3.12 billion.
•
PACCAR invested $1.17 billion in capital projects and research and development.

Global Truck Markets

Kenworth and Peterbilt achieved excellent U.S. and Canada Class 8 retail sales market share of 30% in 2025. U.S. and Canada Class 8 truck industry retail sales were 233,000 units in 2025 and are estimated to be in a range of 230,000-270,000 trucks in 2026. “Industry truck orders increased in December,” said Laura Bloch, PACCAR senior vice president. “The truck market is responding to the clarification of tariff policy and emissions regulations, which combined with early improvements in freight fundamentals, should lead to a stronger truck market in 2026.”

Kenworth T680 Truck

Harald Seidel, DAF president, said, “Customers appreciate the industry-leading fuel efficiency and driver comfort of DAF trucks. DAF trucks have a competitive advantage in the European truck market due to an innovative, aerodynamic design with a spacious, luxurious cab interior.” European above 16-tonne truck industry registrations were 298,000 trucks in 2025 and are estimated to be in the range of 280,000-320,000 trucks in 2026.

The South American above 16-tonne truck market was 115,000 vehicles in 2025 and is estimated to be in the range of 100,000-110,000 trucks in 2026. “Kenworth and DAF premium trucks deliver the durability and reliability that customers desire in the South American market,” said Mike Dozier, PACCAR executive vice president.

DAF XF and XD Electric Trucks Earn International Truck of the Year 2026

The DAF XF and XD Electric trucks were named International Truck of the Year 2026 at the Solutrans exhibition in Lyon, France. Rob Appels, DAF director of communications, said, “Achieving the International Truck of the Year honor for the third time in the last five years is a wonderful recognition for our DAF employees and the industry-leading trucks they design and produce.”

DAF XF and XD Electric Trucks

DAF’s XD and XF Electric trucks were recognized by the judges for their exceptional energy efficiency, refined and powerful driveline, long driving range, safe and cost-effective battery technology, and superior driver comfort. DAF designed the trucks for both city and regional distribution and long distance applications, combining excellent aerodynamics with a low cab position, high visibility, and advanced digital camera systems for superior safety and visibility.

PACCAR Parts Achieves Record Annual Revenues and Strong Profits

PACCAR Parts achieved record quarterly revenues of $1.74 billion, 4% higher than the $1.67 billion reported in the fourth quarter of 2024. Fourth quarter pretax income was $415.0 million, compared to $428.2 million earned in the fourth quarter of 2024. Annual revenues were a record $6.87 billion, 3% higher than the $6.67 billion achieved in 2024. PACCAR Parts achieved strong annual pre-tax income of $1.67 billion, compared to $1.71 billion earned in 2024. Bryan Sitko, PACCAR vice president and PACCAR Parts general manager, said, “PACCAR Parts provides strong foundational profitability through all phases of the business cycle. PACCAR Parts’ excellent long-term growth reflects the benefits of investments in transportation solutions that increase customer loyalty and vehicle uptime. These investments include new parts distribution centers (PDCs), Fleet Services, and Managed Dealer Inventory programs.”

PACCAR Parts’ 21 global PDCs, with over 4 million square feet, support more than 2,000 DAF, Kenworth and Peterbilt sales, parts and service locations, and more than 350 TRP stores. PACCAR opened a new 180,000 sq. ft. PDC in Calgary, Canada, to enhance parts delivery to dealers and customers in the region.

PACCAR Parts Distribution Center in Calgary, Canada

PACCAR Financial Services Achieves Record Revenues and Strong Profits

PACCAR Financial Services (PFS) achieved record revenues of $568.7 million compared to $544.3 million in the same quarter of 2024. Pretax income was $114.9 million in the fourth quarter of 2025, 10% higher than the $104.0 million earned in the fourth quarter of 2024. PFS annual revenues were a record $2.21 billion in 2025 compared to $2.10 billion achieved in 2024. PFS earned $485.4 million of pretax profit in 2025, 11% higher than the $435.6 million earned in 2024. “PFS achieved excellent retail market share of 27 percent in 2025,” said Craig Gryniewicz, PACCAR vice president. “PFS is a leader in the market with its superior Kenworth, Peterbilt and DAF vehicles, innovative technologies that provide seamless credit application and loan servicing processes, and its support of customers in all phases of the business cycle.”

PFS has a portfolio of 226,000 trucks and trailers, with total assets of $22.8 billion. PacLease, a major full-service truck leasing company in North America and Europe with a fleet of approximately 39,000 vehicles, is included in this segment. “PACCAR’s strong balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 26 countries on four continents,” said Terren Drake, PACCAR Financial Corp. president. “PACCAR Financial Services has excellent access to the debt markets, issuing $3.12 billion in medium-term notes during 2025.”

Capital and R&D Investments in Products, Technologies and Facilities

PACCAR’s excellent long-term profits, strong balance sheet and consistent focus on quality have enabled the company to invest $9.2 billion in new and expanded facilities, innovative products and new technologies during the past decade. PACCAR invested $728 million in capital projects and $446 million in research and development expenses in 2025. PACCAR estimates that it will invest $725-$775 million in capital projects and $450-$500 million in research and development expenses in 2026.

“PACCAR is investing in exciting next generation clean diesel and alternative powertrains, electric battery cells, integrated connected vehicle services, flexible manufacturing capabilities, and autonomous and advanced driver assistance systems, that create value for customers,” said Brice Poplawski, PACCAR senior vice president and chief financial officer.

PACCAR’s new $35 million, 50,000 square foot engine remanufacturing facility in Columbus, Mississippi, will open in the first half of this year.

PACCAR Engine Remanufacturing Facility in Columbus, Mississippi

Lily Ley, vice president and chief information officer, said, “PACCAR is embedding artificial intelligence (“AI”) across its business to drive innovation, profitable growth and enhanced performance for PACCAR’s customers. PACCAR created an in-house platform called AI Studio which enables the use of agentic AI tools cross-functionally across PACCAR. Leveraging AI, PACCAR is able to recommend optimal truck configurations during the sales process, helping customers select the right vehicle for their specific business needs. PACCAR’s AI-driven inventory management enhances parts fill rates, ensuring customers receive the correct component in time to maximize truck uptime.”

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced powertrains, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss fourth quarter earnings on January 27, 2026, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q4 Earnings Webcast” at PACCAR’s homepage. The webcast will be available on a recorded basis through February 3, 2026. PACCAR shares are traded on the Nasdaq Stock Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

PACCAR Inc

SUMMARY STATEMENTS OF OPERATIONS (Unaudited)

(in millions except per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2025	2024	2025		2024
Truck, Parts and Other:
Net sales and revenues	$6,252.1	$7,363.2	$26,235.1		$31,564.3
Cost of sales and revenues	5,504.9	6,195.8	22,736.7		26,069.6
Research and development	106.2	115.3	445.5		452.9
Selling, general and administrative	153.8	150.4	576.6		585.0
Interest and other (income) expenses, net	(15.2)	(38.9)	284.3	(1)	(113.8)

Truck, Parts and Other Income Before Income Taxes	502.4	940.6	2,192.0		4,570.6

Financial Services:
Revenues	568.7	544.3	2,209.7		2,099.5
Interest and other	372.4	377.9	1,440.6		1,429.3
Selling, general and administrative	40.9	37.0	159.2		159.0
Provision for losses on receivables	40.5	25.4	124.5		75.6

Financial Services Income Before Income Taxes	114.9	104.0	485.4		435.6
Investment income	87.6	104.7	346.1		394.7

Total Income Before Income Taxes	704.9	1,149.3	3,023.5		5,400.9
Income taxes	148.0	277.3	647.7		1,238.9

Net Income	$556.9	$872.0	$2,375.8		$4,162.0

Net Income Per Share:
Basic	$1.06	$1.66	$4.52		$7.92
Diluted	$1.06	$1.66	$4.51		$7.90

Weighted Average Shares Outstanding:
Basic	526.0	525.5	525.9		525.3
Diluted	526.8	526.7	526.8		526.6

Dividends declared per share	$1.73	$3.30	$2.72		$4.17

(1) Includes a $350.0 million charge related to civil litigation in Europe (EC-related claims) in the first quarter 2025.

PACCAR Inc

CONDENSED BALANCE SHEETS (Unaudited)

(in millions)

	December 31	December 31
	2025	2024
ASSETS
Truck, Parts and Other:
Cash and marketable securities	$9,253.7	$9,649.9
Trade and other receivables, net	1,981.1	1,933.8
Inventories, net	2,187.5	2,367.1
Property, plant and equipment, net	4,505.3	3,985.6
Other assets	3,605.2	3,071.0
Financial Services Assets	22,803.4	22,411.5

	$44,336.2	$43,418.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$7,890.9	$8,333.2
Financial Services Liabilities	17,181.3	17,578.8
STOCKHOLDERS' EQUITY	19,264.0	17,506.9

	$44,336.2	$43,418.9

Common Shares Outstanding	525.4	524.4

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS (Unaudited)

(in millions)

Year Ended December 31,	2025	2024
OPERATING ACTIVITIES:
Net income	$2,375.8	$4,162.0
Depreciation and amortization:
Property, plant and equipment	398.2	398.4
Other assets	429.2	518.5
Net change in trade receivables, inventory and payables	(34.2)	478.8
Net decrease (increase) in wholesale receivables on new trucks	1,007.1	(478.7)
All other operating activities, net	239.7	(438.1)

Net Cash Provided by Operating Activities	4,415.8	4,640.9

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(743.0)	(838.7)
Acquisitions of equipment for operating leases	(643.6)	(906.9)
Net increase in financial services receivables	(1,018.9)	(2,338.7)
Net increase in marketable debt securities	(337.3)	(965.5)
Proceeds from asset disposals and other	475.6	562.5

Net Cash Used in Investing Activities	(2,267.2)	(4,487.3)

FINANCING ACTIVITIES:
Payments of cash dividends	(2,267.1)	(2,288.5)
Purchases of treasury stock	(36.1)	(4.5)
Proceeds from stock compensation transactions	43.4	51.9
Net (decrease) increase in debt and other	(822.6)	2,118.0

Net Cash Used in Financing Activities	(3,082.4)	(123.1)
Effect of exchange rate changes on cash	180.9	(151.4)

Net Decrease in Cash and Cash Equivalents	(752.9)	(120.9)
Cash and cash equivalents at beginning of period	7,060.8	7,181.7

Cash and cash equivalents at end of period	$6,307.9	$7,060.8

PACCAR Inc

SEGMENT AND OTHER INFORMATION (Unaudited)

(in millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2025	2024	2025		2024
Sales and Revenues:
Truck	$4,515.0	$5,692.6	$19,365.3		$24,838.4
Parts	1,738.3	1,668.6	6,873.7		6,666.4
Financial Services	568.7	544.3	2,209.7		2,099.5
Intersegment Eliminations and Other	(1.2)	2.0	(3.9)		59.5

	$6,820.8	$7,907.5	$28,444.8		$33,663.8

Pretax Profit:
Truck	$94.6	$502.9	$870.8		$2,852.6
Parts	415.0	428.2	1,668.0		1,704.5
Financial Services	114.9	104.0	485.4		435.6
Investment Income and Other	80.4	114.2	(.7)	(1)	408.2

	$704.9	$1,149.3	$3,023.5		$5,400.9

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2025	2024	2025	2024
United States and Canada	$3,719.9	$4,639.3	$17,076.1	$20,954.4
Europe	2,029.6	1,806.9	6,945.9	6,962.6
Other	1,071.3	1,461.3	4,422.8	5,746.8

	$6,820.8	$7,907.5	$28,444.8	$33,663.8

NEW TRUCK DELIVERIES

	Three Months Ended		Year Ended
	December 31		December 31
	2025	2024	2025	2024
United States and Canada	15,000	22,300	77,300	106,400
Europe	12,700	12,300	43,800	45,400
Other	5,200	9,300	23,100	33,500

	32,900	43,900	144,200	185,300

(1) Includes a $350.0 million charge related to civil litigation in Europe (EC-related claims) in the first quarter 2025.

PACCAR Inc
SUPPLEMENTARY INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

This earnings release includes “adjusted net income (non-GAAP)” and “adjusted net income per diluted share (non-GAAP)”, which are financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”), since they exclude a charge for EC-related claims. These measures differ from the most directly comparable measures calculated in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies.

On July 19, 2016, the European Commission (EC) concluded its investigation of all major European truck manufacturers and reached a settlement with the Company. Following the settlement, legal proceedings seeking damages were filed against all major European truck manufacturers. In the first quarter of 2023, the Company recorded a pre-tax charge of $600.0 ($446.4 after-tax) for the estimable total cost. Several courts have issued judgments; some have been favorable while others have been unfavorable and have been appealed. The Company has settled with the majority of claimants and continues to pursue appropriate resolutions. Due to higher settlement costs, the Company updated its estimate and recorded an additional pre-tax charge of $350.0 ($264.5 after-tax) for the total estimable remaining costs in Interest and other (income) expenses, net in the first quarter of 2025.

The Company utilizes these non-GAAP measures to allow investors and management to evaluate operating trends by excluding a significant charge that is not representative of company performance.

Reconciliations from the most directly comparable GAAP measures to adjusted net income (non-GAAP) and adjusted net income per diluted share (non-GAAP) are as follows:

Year Ended
($ in millions, except per share amounts)	December 31, 2025
Net income	$2,375.8
EC-related claims, net of taxes	264.5
Adjusted net income (non-GAAP)	$2,640.3
Per diluted share:
Net income	$4.51
EC-related claims, net of taxes	.50
Adjusted net income (non-GAAP)	$5.01